UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28TH, 2018

Protect Pharmaceutical Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54001	82-4148346
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4876, Cecile Avenue, Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Board of Directors Retainer Agreement

In connection with the appointment of Mr. Wajed Salem to the Board of Directors (the “Board”) of Protect Pharmaceutical Corporation, a Nevada corporation (the “Company”), as further discussed below in Item 5.02 of this Current Report on Form 8-K, on November 28th, 2018, the Company entered into a Board of Directors Retainer Agreement (the “Retainer Agreement”) with Mr. Salam, pursuant to which the Company agreed to pay Mr. Salam the following compensation for his services: 1,000,000 shares of the Company’s $.005 par value per share common stock (the “Common Stock”), for 4 years of service, with 25% of such Common Stock shares vesting at the end of each calendar year, with the first vesting date on December 31, 2019, as long as Mr. Salam remains a member of the Board and continues to fulfill his duties and provide the services during the corresponding vesting period. Notwithstanding the foregoing, if Mr. Salam’s appointment is terminated prior to 4 years of service, at any time after the first vesting period, Mr. Salam will continue to earn the Common Stock shares in the agreed upon quantity; however, the vesting period of the remaining Common Stock shares will then move to the end of the fourth calendar year, which would be December 31, 2022. However, the Board in its discretion, may at any time accelerate the vesting period for the Common Stock shares under the Retainer Agreement.

The term of the Retainer Agreement is from the date of execution of same until Mr. Salam either resigns or is terminated from such position in accordance with the Company’s Articles of Incorporation and Bylaws. Pursuant to the Retainer Agreement, the Company shall not pay Mr. Salam any extra fees for each regularly scheduled meeting of the Board that he attends in person, nor for attending meetings telephonically. Additionally, pursuant to the Retainer Agreement. The foregoing description of the Retainer Agreement does not purport to be complete and is qualified in its entirety by the Retainer Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

10.1*	Director Retainer Agreement entered into between Protect Pharmaceutical Corporation. and Wajed Salam dated November 28, 2018.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018

Protect Pharmaceutical Corporation.

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer